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                                                                    EXHIBIT 24.4



                                POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Mark A. Kopser his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign on his behalf, as a director or officer, or both, as the case may be, of United Surgical Partners International, Inc., a Delaware corporation (the "Corporation"), the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, and to sign any or all amendments to such Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or its substitute or substitutes may lawfully do or cause to be done by virtue hereof.




                                                /s/ John J. Wellik
                                                --------------------------------
                                                John J. Wellik


                                                February 18, 2004